Exhibit 10.32

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is made as of November 17, 2020 by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts charitable corporation with an address of c/o MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA 02142 (“Landlord”), and BEAM THERAPEUTICS, INC., a Delaware corporation with an address of 26 Lansdowne Street, 2nd Floor, Cambridge, MA 02139 (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant are the current parties to that certain Lease dated April 24, 2019, as amended by that certain First Amendment to Lease dated as of April 14, 2020 (collectively, the “Lease”), pursuant to which Landlord is leasing to Tenant approximately 122,620 rentable square feet (as more particularly described in the Lease, the “Premises”) located on the seventh, eighth, ninth and tenth floors of the Laboratory Addition to the building located at 238 Main Street, Cambridge, MA;

WHEREAS, immediately prior to the date hereof, as a result of Landlord’s Force Majeure delays (specifically, the COVID-19 pandemic and the related construction moratorium), subject to any Tenant Delays and any further Landlord’s Force Majeure delays, the Estimated Phase 1 Delivery Date is November 24, 2021, and the Estimated Phase 2 Delivery Date is November 24, 2022;

WHEREAS, Landlord has worked with the Approved Contractor to mitigate delays caused by the existing Landlord’s Force Majeure delays and, subject to any Tenant Delays and any further Landlord’s Force Majeure delays, it is expected that (a) Phase 1 of the Premises will be delivered to Tenant in the condition required by the Lease on or before October 24, 2021, and (b) Phase 2 of the Premises will be delivered to Tenant in the condition required by the Lease on or before December 15, 2021;

WHEREAS, Landlord and Tenant have agreed to amend the Lease to accelerate the Estimated Delivery Dates to be more in line with the current construction schedule and

WHEREAS, Landlord and Tenant wish to memorialize their agreements with respect thereto.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease.
2.
Estimated Delivery Dates. Notwithstanding anything to the contrary contained in the Lease, from and after the date hereof, subject to any Tenant Delays and any further Landlord’s Force Majeure delays (a) the “Estimated Phase 1 Delivery Date” shall mean October 24, 2021; and (b) the “Estimated Phase 2 Delivery Date” shall mean December 15, 2021.
3.
Ratification. Except as amended hereby, the terms and conditions of the Lease shall remain unaffected. From and after the date hereof, all references to the Lease shall mean the Lease as amended hereby. Additionally, Tenant confirms and ratifies that, as of the date hereof and to its actual knowledge,

(a) the Lease is and remains in good standing and in full force and effect, and (b) it has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or the Premises or in any way relating thereto.

4.
Miscellaneous. This Second Amendment shall be deemed to have been executed and delivered within the Commonwealth of Massachusetts, and the rights and obligations of Landlord and Tenant hereunder shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts without regard to the laws governing conflicts of laws. If any term of this Second Amendment or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Second Amendment, the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This Second Amendment is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns. Each party has cooperated in the drafting and preparation of this Second Amendment and, therefore, in any construction to be made of this Second Amendment, the same shall not be construed against either party. In the event of litigation relating to this Second Amendment, the prevailing party shall be entitled to reimbursement from the other party of its reasonable attorneys' fees and costs. This Second Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto. A facsimile, PDF or other electronic signature on this Second Amendment shall be equivalent to, and have the same force and effect as, an original signature. This Second Amendment may be executed in counterparts which, taken together, shall constitute a single instrument.

[signatures on following page]

[SIGNATURE PAGE TO SECOND AMENDMENT TO LEASE BY AND BETWEEN MASSACHUSETTS INSTITUTE OF TECHNOLOGY AND BEAM THERAPEUTICS, INC.]

EXECUTED as of the date first set forth above.

LANDLORD: MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By: /s/ Seth D. Alexander

Seth D. Alexander, Authorized Signatory, and not individually

TENANT: BEAM THERAPEUTICS, INC.

By: /s/ John Evans

Name: John Evans

Title: CEO